CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Commodity-Linked Partial Principal at Risk Securities due 2014	$2,875,000	$333.79

January 2011 Pricing Supplement No. 640 Registration Statement No. 333-156423 Dated January 21, 2011 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Commodities
Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index
The securities are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount at maturity of only 90% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of the underlying commodity basket.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$2,875,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	January 21, 2011
Original issue date:	January 28, 2011 (5 business days after the pricing date)
Maturity date:	January 28, 2014
Interest:	None
Basket:	Basket commodities	Bloomberg ticker symbol*	Weighting	Initial commodity price
	S&P GSCITM Brent Crude Index—Excess Return (“brent crude index”)	SPGCBRP	20.0%	682.4502
	Coal	API21MON	15.0%	$115.25
	Corn	C 1	12.5%	657.25¢
	Gold	GOLDLNPM	12.5%	$1,343.50
	Soybeans	S 1	12.5%	1,412.25¢
	Copper	LOCADY	10.0%	$9,485.00
	Nickel	LONIDY	10.0%	$25,900.00
	Cotton	CT1	7.5%	161.83¢**

*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket commodity, the initial commodity price has been, and the final commodity price will be, determined based on the prices published by the index publisher, the relevant exchange or the coal publisher, as applicable.
**Due to a market disruption event with respect to cotton on the pricing date, the initial commodity price for cotton was determined on January 25, 2011 in accordance with the fallback mechanics described under the definition of “determination date” in the accompanying prospectus supplement."

Payment at maturity:	▪	If the basket performance is greater than zero:
$1,000 + supplemental redemption amount
Under no circumstances will the payment at maturity exceed the maximum payment amount.
	▪	If the basket performance is less than or equal to zero:
$1,000 + ($1,000 x basket performance)
If the basket performance is less than zero, this amount will be less than the stated principal amount of $1,000. However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.
Supplemental redemption amount:	$1,000 x participation rate x basket performance; provided that the supplemental redemption amount will not be more than $250.
CUSIP:	617482QS6
ISIN:	US617482QS65
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated, a wholly owned subsidiary of Morgan Stanley. See “Supplemental information concerning plan of distribution; conflicts of interest.”
Terms continued:	Please see page two of this pricing supplement for further final terms of the securities.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per Security	100%	2.4%	97.6%
Total	$2,875,000	$69,000	$2,806,000
 (1) Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of 2.4% for each security they sell. See “Supplemental information concerning plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.
The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.
Prospectus Supplement dated December 23, 2008                        Prospectus dated December 23, 2008
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

FINAL TERMS	Continued from the Cover Page
Participation rate:	100%
Maximum payment amount:	$1,250 per security (125% of the stated principal amount)
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Basket performance:	Sum of the commodity performance values of each of the basket commodities
Commodity performance value:	With respect to each basket commodity: [(final commodity price – initial commodity price) / initial commodity price] x weighting
Commodity price:
For any trading day or index business day, as applicable:

Brent crude index: the official settlement price of the brent crude index

Coal: the published price per ton (as stated in U.S. dollars)

Corn:  the official settlement price per bushel (as stated in U.S. cents)

Gold: the afternoon fixing price per troy ounce (as stated in U.S. dollars)

Soybeans: the official settlement price per bushel (as stated in U.S. cents)

Copper: the official cash offer price per tonne (as stated in U.S. dollars)

Nickel: the official cash offer price per tonne (as stated in U.S. dollars)

Cotton: the official settlement price per pound (as stated in U.S. cents)

For full descriptions, please see “Fact Sheet – Commodity price” on page 4 of this pricing supplement.

Initial commodity price:
For each basket commodity, the commodity price for such basket commodity on the pricing date, subject to adjustment for each basket commodity individually in the event of a market disruption event or a non-trading day or non-index business day (as applicable).  See “Basket—Initial commodity price” above.
If any initial commodity price as finally determined by the relevant exchange, the index publisher, the coal publisher or its successor differs from any initial commodity price specified in the pricing supplement, we will include the definitive initial commodity price in an amended pricing supplement.

Final commodity price:
For each basket commodity, the commodity price for such basket commodity on the determination date, subject to adjustment for each basket commodity individually in the event of a market disruption event or a non-trading day or non-index business day (as applicable).

Determination date:
In respect of each basket commodity, January 21, 2014, subject to a non-trading day or non-index business day (as applicable) or a market disruption event in respect of the applicable basket commodity.

January 2011	Page 2

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Fact Sheet
The securities are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount at maturity of only 90% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of the underlying commodity basket.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
January 21, 2011	January 28, 2011 (5 business days after the pricing date)	January 28, 2014
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$2,875,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Basket:	Basket commodities	Bloomberg ticker symbol*	Weighting	Initial commodity price
	S&P GSCITM Brent Crude Index—Excess Return (“brent crude index”)	SPGCBRP	20.0%	682.4502
	Coal	API21MON	15.0%	$115.25
	Corn	C 1	12.5%	657.25¢
	Gold	GOLDLNPM	12.5%	$1,343.50
	Soybeans	S 1	12.5%	1,412.25¢
	Copper	LOCADY	10.0%	$9,485.00
	Nickel	LONIDY	10.0%	$25,900.00
	Cotton	CT1	7.5%	161.83¢**

*Bloomberg ticker symbols are being provided for reference purposes only. With respect to each basket commodity, the initial commodity price has been, and the final commodity price will be, determined based on the prices published by the index publisher, the relevant exchange or coal publisher, as applicable.
**Due to a market disruption event with respect to cotton on the pricing date, the initial commodity price for cotton was determined on January 25, 2011 in accordance with the fallback mechanics described under the definition of “determination date” in the accompanying prospectus supplement."

Payment at maturity:	▪	If the basket performance is greater than zero:
$1,000 + supplemental redemption amount
Under no circumstances will the payment at maturity exceed the maximum payment amount.
	▪	If the basket performance is less than or equal to zero:
$1,000 + ($1,000 x basket performance)

If the basket performance is less than zero, this amount will be less than the stated principal amount of $1,000. However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	$1,000 x participation rate x basket performance; provided that the supplemental redemption amount will not be more than $250.
Participation rate:	100%
Maximum payment amount:	$1,250 per security (125% of the stated principal amount).
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Basket performance:
Sum of the commodity performance values (i.e., percentage appreciation or depreciation) of each of the basket commodities.
A depreciation of one or more basket commodities will partially or wholly offset any appreciation in any of the other basket commodities such that the basket performance as a whole may be less than zero, in which case you will receive less than the $1,000 stated principal amount at maturity.

Risk Factors:	Please see “Risk Factors” beginning on page 13.

January 2011	Page 3

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Commodity performance value:	With respect to each basket commodity: [(final commodity price – initial commodity price) / initial commodity price] x weighting
Commodity price:
For any trading day or index business day, as applicable:

Brent crude index: The official settlement price of the S&P GSCI Brent Crude Index—Excess Return, stated in U.S. dollars, published by the index publisher on such index business day.

Coal: The published price, which is the price under the column “Average” of the first nearby calendar month, per tonne of steam coal, 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. dollars, as published by The McCloskey Group Ltd. under the heading “Daily forward curves: API#2: (6,000kc NAR CIF ARA)” in the issue of McCloskey’s Coal Report on such trading day.

Corn: The official settlement price per bushel of deliverable-grade corn on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the relevant options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such trading day.

Gold: The afternoon gold fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market and published by the LBMA on such trading day.

Soybeans: The official settlement price per bushel of deliverable-grade soybeans on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the relevant options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such trading day.

Copper: The official cash offer price per tonne of copper grade A on the relevant exchange for the spot market, stated in U.S. dollars, as determined by the relevant exchange on such trading day.

Nickel: The official cash offer price per tonne of primary nickel on the relevant exchange for the spot market, stated in U.S. dollars, as determined by the relevant exchange on such trading day.

Cotton: The official settlement price per pound of deliverable-grade cotton No. 2 on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the relevant options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such trading day.

Initial commodity price:
For each basket commodity, the commodity price for such basket commodity on the pricing date, subject to adjustment for each basket commodity individually in the event of a market disruption event or a non-trading day or non-index business day (as applicable).  See “Basket—Initial commodity price” above.
If any initial commodity price as finally determined by the relevant exchange, the index publisher, the coal publisher or its successor differs from any initial commodity price specified in the pricing supplement, we will include the definitive initial commodity price in an amended pricing supplement.

Final commodity price:
For each basket commodity, the commodity price for such basket commodity on the determination date, subject to adjustment for each basket commodity individually in the event of a market disruption event or a non-trading day or non-index business day (as applicable).

Determination date:
In respect of each basket commodity, January 21, 2014, subject to a non-trading day or non-index business day (as applicable) or a market disruption event in respect of the applicable basket commodity.

Relevant exchange:
Corn: The Chicago Board of Trade (“CBOT”)
Gold: The London Bullion Market Association (“LBMA”)
Soybeans: CBOT
Copper: The London Metal Exchange (“LME”)
Nickel: LME
Cotton: The New York Board of Trade (“NYBOT”)

Index publisher:	Standard & Poor’s Financial Services LLC (“S&P”)
Coal publisher:	McCloskey’s Coal Report
Alternate exchange calculation in the case of an event of default:
The following provision supersedes in its entirety “Description of Partially Capital Protected Commodity-Linked Notes — Payment at Maturity—Alternate Exchange Calculation in the Case of an Event of Default” in the accompanying prospectus supplement:
If an event of default with respect to the securities shall have occurred and be continuing, the calculation agent will determine the amount declared due and payable upon any acceleration of the securities (the “acceleration amount”), which will be an amount in cash equal to the payment at maturity with respect to the securities, determined as though the basket performance on the date of such acceleration were the basket performance for the determination date.

January 2011	Page 4

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to The Depository Trust Company of the acceleration amount and the aggregate cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Postponement of maturity date:
If, due to a market disruption event or otherwise, the determination date for any basket commodity is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following such determination date as postponed.

Partially capital protected commodity-linked notes:
All references to “partially capital protected commodity-linked notes” or related terms in the accompanying prospectus supplement shall be deemed to refer to “commodity-linked partial principal at risk securities” when read in conjunction with this pricing supplement.

January 2011	Page 5

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482QS6
ISIN:	US617482QS65
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
The securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  We have determined that the “comparable yield” for the securities is a rate of 2.2098% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,068.1693 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

	ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
	Original Issue Date through June 30, 2011	$9.3303	$9.3303
	July 1, 2011 through December 31, 2011	$11.1521	$20.4824
	January 1, 2012 through June 30, 2012	$11.2753	$31.7577
	July 1, 2012 through December 31, 2012	$11.3999	$43.1576
	January 1, 2013 through June 30, 2013	$11.5258	$54.6834
	July 1, 2013 through December 31, 2013	$11.6532	$66.3366
	January 1, 2014 through the Maturity Date	$1.8327	$68.1693

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the securities, and we make no representation regarding the actual amount of the payment that will be made on a security.

	If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor Trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”).
Calculation agent:	Morgan Stanley Capital Group Inc. (“MSCG”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, hedged our anticipated exposure in connection with the securities by taking positions in the basket commodities and in futures and options contracts on such basket commodities.  Such purchase activity could have increased the prices of the basket commodities, and, therefore, could have increased the commodity prices required on the determination date before investors would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in

January 2011	Page 6

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

January 2011	Page 7

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of 2.4% for each security they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This is a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

January 2011	Page 8

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	100%
Maximum payment amount:	$1,250 per security (125% of the stated principal amount)
Minimum payment amount:	$900 per security (90% of the stated principal amount)

Payoff Diagram

How it works

▪
If the basket performance is greater than zero, then investors receive the $1,000 stated principal amount plus 100% of the increase in the underlying commodity basket over the term of the securities, subject to the maximum payment amount.

o	If the basket performance is 20%, the investor would receive a 20% return, or $1,200 per security.

o	If the basket performance is 90%, the investor would receive only the maximum payment amount of 125% of the stated principal amount, or $1,250 per security.

▪
If the basket performance is less than or equal to zero, investors would receive an amount less than (or equal to) the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decrease in the value of the basket, subject to the minimum payment amount of $900 per security.

o	If the basket performance depreciates 8%, the investor would lose 8% of their principal and receive only $920 per security at maturity, or 92% of the stated principal amount.

o	If the basket performance depreciates 50%, the investor would receive the minimum payment amount of 90% of the stated principal amount, or $900 per security.

January 2011	Page 9

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of securities that they hold an amount in cash based on the performance of the underlying commodity basket, determined as follows:

If the basket performance is greater than zero, investors will receive for each $1,000 stated principal amount of securities that they hold a payment at maturity equal to:

$1,000    +    supplemental redemption amount,

subject to a maximum payment amount of $1,250 per security (125% of the stated principal amount), to be determined on the pricing date,

where,

supplemental redemption amount   =   $1,000    ×    participation rate    ×    basket performance

and

participation rate	=	100%

and

basket performance	=	sum of the commodity performance values of each of the basket commodities

and

commodity performance value	=	final commodity price – initial commodity price	x weighting
initial commodity price

If the basket performance is less than or equal to zero, investors will receive for each $1,000 stated principal amount of securities that they hold a payment at maturity equal to:

$1,000 + ($1,000 x basket performance)

subject to the minimum payment amount of $900, or 90% of the stated principal amount.

If the basket performance is less than zero, the payment at maturity will be an amount less than the stated principal amount of $1,000, subject to the minimum payment amount of $900 per security.

January 2011	Page 10

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Below is an example of how to calculate the basket performance based on the hypothetical prices in the table below.  In addition, below are examples of how to calculate the payment at maturity.  Commodity prices used in the examples below, including the initial commodity prices, are hypothetical and do not reflect the actual commodity prices.
Basket Commodity	Weighting	Hypothetical Initial Commodity Price	Hypothetical Final Commodity Price
Brent crude index	20.0%	680	714
Coal	15.0%	$128	$136.54
Corn	12.5%	607¢	655.56¢
Gold	12.5%	$1,374	$1,483.92
Soybeans	12.5%	1,350¢	1,458¢
Copper	10.0%	$9,484	$11,380.80
Nickel	10.0%	$24,595	$29,514
Cotton	7.5%	147.25¢	166.88¢

Basket Performance = Sum of Commodity Performance Values

[(final brent crude index price – initial brent crude index price) / initial brent crude index price]  x  20.0%;

 [(final coal price – initial coal price) / initial coal price]  x  15.0%; plus

[(final corn price – initial corn price) / initial corn price]  x  12.5%; plus

[(final gold price – initial gold price) / initial gold price]  x  12.5%; plus

[(final soybeans price – initial soybeans price) / initial soybeans price]  x  12.5%; plus

[(final copper price – initial copper price) / initial copper price]  x  10.0%; plus

[(final nickel price – initial nickel price) / initial nickel price]  x  10.0%; plus

[(final cotton price – initial cotton price) / initial cotton price]  x  7.5%

So, using the hypothetical prices above,

[(714 – 680) / 680] x 20.0%  = 1%; plus

[($136.54 – $128) / $128] x 15.0%  = 1%; plus

[(655.56 ¢ – 607¢) / 607¢] x 12.5%  = 1%; plus

[($1,483.92 – $1,374) / $1,374] x 12.5%  = 1%; plus

[(1,458¢ –1,350¢) / 1,350¢] x 12.5%  = 1%; plus

[($11,380.80 – $9,484) / $9,484] x 10.0%  = 2%; plus

[($29,514 – $24,595) / $24,595] x 10.0%  = 2%; plus

[(166.88¢ – 147.25¢) / 147.25¢] x 7.5%  = 1%

basket performance   =   10%

EXAMPLE #1: Basket performance is positive

Hypothetical basket performance = 10%

Participation rate = 100%
Basket Commodity	Weighting	Percentage Change from Initial Commodity Price	Commodity Performance Value
Brent crude index	20.0%	5.00%	1%
Coal	15.0%	6.67%	1%
Corn	12.5%	8.00%	1%
Gold	12.5%	8.00%	1%
Soybeans	12.5%	8.00%	1%
Copper	10.0%	20.00%	2%
Nickel	10.0%	20.00%	2%

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Cotton	7.5%	13.33%	1%
		Basket performance =	10%

Supplemental redemption amount = $1,000 x 100% x 10% = $100

Payment at maturity = $1,000 + $100 = $1,100

The total payment at maturity per security will equal $1,100, which is the sum of the $1,000 stated principal amount per security and a supplemental redemption amount of $100.

EXAMPLE #2: Basket performance is equal to zero or negative

Hypothetical basket performance = –5%

Participation rate = 100%
Basket Commodity	Weighting	Percentage Change from Initial Commodity Price	Commodity Performance Value
Brent crude index	20.0%	-30.00%	–6%
Coal	15.0%	-40.00%	–6%
Corn	12.5%	8.00%	1%
Gold	12.5%	8.00%	1%
Soybeans	12.5%	8.00%	1%
Copper	10.0%	10.00%	1%
Nickel	10.0%	20.00%	2%
Cotton	7.5%	13.33%	1%
		Basket Performance =	– 5%

Payment at maturity = $1,000 + ($1,000 x –5%) = $950

Because the basket performance in this example is -5%, the total payment at maturity per security will only equal $950 per security, which represents a 5% loss on your initial investment.

In this example, the final commodity prices of six of the basket commodities— corn, gold, soybeans, copper, nickel, cotton (with a combined weighting of 65% of the basket) —are each higher than their respective initial prices by 8.00%, 8.00%, 8.00%, 10.00%, 20.00% and 13.33%.  However, the final prices of the brent crude index and coal (constituting 35% of the basket) are each significantly lower than their respective initial prices: by 30.00% in the case of the brent crude index and by 40.00% in the case of coal.

Although six of the basket commodities have positive commodity performance values and only two have negative commodity performance values, the sum of the commodity performance values is negative, resulting in the basket performance of -5%.  Therefore, the payment at maturity per security will equal only $950.

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Risk Factors
The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult with your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the underlying commodity basket.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the section entitled “Risk Factors” beginning on page S-18 of the prospectus supplement.

▪
The securities do not pay interest and provide a minimum payment amount of only 90% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity.  If, on the determination date, the basket performance is less than zero, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the underlying commodity basket, subject to the minimum payment amount of $900 per security (90% of the stated principal amount).  Even if you do not suffer a loss on the securities due to a decline in the commodity basket, the commodity basket may not appreciate significantly and therefore the return on your investment in the securities may be less than the amount that would be paid on an ordinary debt security issued by us with similar maturities.

▪	Your appreciation potential is limited. The appreciation potential of the securities is limited by the maximum payment amount of $1,250 per security, or 125% of the stated principal amount.

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including: the market prices of each of the basket commodities (including the commodity underlying the brent crude index) and futures contracts on such basket commodities; the volatility (frequency and magnitude of changes in value) of the basket commodities (including the commodity underlying the brent crude index); trends of supply and demand for the basket commodities (including the commodity underlying the brent crude index); geopolitical conditions and economic, financial, political and regulatory or judicial events; interest and yield rates in the market;  time remaining to maturity; and any actual or anticipated changes in our credit ratings or credit spreads.  In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention.  As a result, the market value of the securities will vary and may be less than the original issue price at any time prior to maturity and sale of the securities prior to maturity may result in a loss.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Specific commodities prices are affected by numerous factors specific to each market.  We describe the principal risks associated with investments in the brent crude index in the next paragraph.  For more information on coal, corn, gold, soybeans, copper, nickel and cotton, please see “Annex I—Certain Additional Commodity and Commodity Index Risks” in the accompanying prospectus supplement.

The brent crude index is composed entirely of Brent crude oil futures contracts included in the S&P GSCITM–Excess Return.  The price of Brent crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to

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economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Petroleum Exporting Countries (OPEC) and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  The price of Brent crude oil futures has experienced very severe price fluctuations over the recent past and there can be no assurance that this extreme price volatility will not continue in the future.

▪
The securities will not be listed and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Investments linked to commodities are subject to sharp fluctuations in commodity prices.  Investments, such as the securities, linked to the prices of commodities, are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; technological developments; changes in interest rates; and trading activities in commodities and related contracts.  These factors may affect the commodity prices of the basket commodities and the value of your securities in varying and potentially inconsistent ways.  As a result of these or other factors, the prices of the basket commodities may be, and have recently been, volatile (see “Historical Information” beginning on page 18).

▪
Changes in the value of one or more of the basket commodities may offset each other.  Price movements in the basket commodities may not correlate with each other.  At a time when the price of one or more of the basket commodities increases, the price of one or more of the other basket commodities may increase to a lesser extent or may decline.  Therefore, in calculating the basket performance, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.

▪
The basket commodities are not equally weighted.  The basket commodities do not all have the same weightings.  Therefore, the same percentage change over the term of the securities in two of the basket commodities which have different weightings would have different effects on the basket performance because of the unequal weightings.  Decreases in the value of a more heavily weighted basket commodity could moderate or wholly offset increases in the values of less heavily weighted basket commodities.  For example, where the weighting of one basket commodity is greater than the weighting of another basket commodity, a 5% decrease in the value of a basket commodity with a heavier weighting will have a greater impact on the basket performance than a 5% increase in the value of a basket commodity with a lesser weighting.

▪
Adjustments to the brent crude index could adversely affect the value of the securities.  Standard & Poor’s Financial Services LLC (“S&P”), as the index publisher, may add, delete or substitute the commodity contracts constituting the brent crude index or make other methodological changes that could change the value of the brent crude index.  The index publisher may discontinue or suspend calculation or publication of the brent crude index at any time.  Any of these actions could adversely affect the value of the securities.  Where the brent crude index is discontinued, the calculation agent will have the sole discretion to substitute a successor index that is comparable

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to the brent crude index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Suspension or disruptions of market trading in the basket commodities and related futures markets may adversely affect the value of the securities.  The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the value of the basket commodities and, therefore, the value of the securities.

▪
Not equivalent to investing directly in the basket commodities.  Investing in the securities is not equivalent to investing directly in any of the basket commodities, in futures contracts or forward contracts on any of the basket commodities or in the contracts that underlie the brent crude index.  Decreases in the levels of certain of the basket commodities on the determination date could more than offset any increase in levels of other basket commodities on the determination date.  A decrease in the levels of any of the basket commodities may have a material adverse effect on the value of the securities and the return on an investment in the securities.

Furthermore, by purchasing the securities, you do not purchase any entitlement to any of the basket commodities, futures contracts or forward contracts on any of the basket commodities or contracts that underlie the brent crude index. Also, by purchasing the securities, you are taking credit risk of Morgan Stanley and are not to any counter-party to futures contracts and forward contracts on any of the basket commodities or to contracts that underlie the brent crude index.

▪
The brent crude index may in the future include contracts that are not traded on regulated futures exchanges.  The brent crude index was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”).  At present, the brent crude index continues to be composed exclusively of regulated futures contracts.  As described below, however, the brent crude index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges.  In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.  As a result, the trading of contracts on such facilities and the inclusion of such contracts in the indices may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

▪
There are risks relating to the trading of metals on the London Metal Exchange.  The official cash offer prices of copper and nickel are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME.  The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on the determination date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of certain basket commodities, and consequently the supplemental redemption amount, could be adversely affected.

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▪
There are risks relating to trading of commodities on the London Bullion Market Association. Gold is traded on the London Bullion Market Association, which we refer to as the LBMA.  The closing prices of gold will be determined by reference to the fixing prices reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading.  For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MSCG has determined the initial commodity price and will determine the final commodity price of each basket commodity, the basket performance and calculate the amount of cash you will receive at maturity.  Determinations made by MSCG in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any settlement price in the event of a market disruption event, may affect the payout to you at maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the basket commodities), including trading in futures contracts on the basket commodities, and possibly in other instruments related to the basket commodities.  Some of our subsidiaries also trade the basket commodities and other financial instruments related to the basket commodities on a regular basis as part of their general broker-dealer, commodity trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial commodity prices of the basket commodities and, as a result, could have increased the commodity prices required on the determination date before you would receive a payment at maturity that exceeds the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could adversely affect the final commodity prices and, accordingly, the amount of cash you will receive at maturity.

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Information about the Brent Crude Index

The S&P GSCITM Brent Crude Index—Excess Return.  The S&P GSCITM  Brent Crude Index—Excess Return is a sub-index of the S&P GSCITM–Excess Return (the “S&P GSCITM–ER”).  It represents only the Brent crude oil component of the S&P GSCITM–ER.  The S&P GSCITM–ER is a world production-weighted index that is designed to reflect the relative significance of each of the basket commodities in the world economy.  The S&P GSCITM–ER represents the return of a portfolio of commodity futures contracts included in the S&P GSCITM, the composition of which, on any given day, reflects the contract production weight and “roll weights” of the contracts included in the S&P GSCITM.  The S&P GSCITM is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria.  The S&P GSCITM is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCITM are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCITM are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCITM are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCITM has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCITM, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P GSCITM Brent Crude Index—Excess Return, which is owned and published by S&P, in connection with securities, including the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The securities are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (including its affiliates) (S&P, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P GSCITM Index to track general commodity market performance.  The Corporations’ only relationship to Morgan Stanley is the licensing of the S&P GSCITM Index and S&P® trademarks or service marks and certain trade names of the Corporations and the use of the S&P GSCITM Index which is determined, composed and calculated by S&P without regard to the licensee or the securities.  S&P has no obligation to take the needs of the licensee or the owners of the securities into consideration in determining, composing or calculating the S&P GSCITM Index.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P GSCITM” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

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Historical Information

The graph below sets forth the daily historical performance of the basket for the period from January 1, 2006 through January 21, 2011.  The tables following the graph set forth the published high and low, as well as end-of-quarter, prices for each of the basket commodities for each quarter in the period from January 1, 2006 through January 21, 2011.  The related graphs set forth the daily commodity prices for each of the basket commodities in the same period.  On January 21, 2011, the commodity prices were, in the case of the brent crude index, 682.4502, in the case of coal, $115.25, in the case of corn, 657.25¢, in the case of gold, $1,343.50, in the case of soybeans, 1,412.25¢, in the case of copper, $9,485.00, in the case of nickel, $25,900.00 and in the case of cotton, 156.94¢.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical price performance of the basket commodities should not be taken as an indication of future performance.

Historical Basket Performance January 1, 2006 to January 21, 2011

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Brent crude index	High	Low	Period End
2006
First Quarter	861.6602	747.3957	830.0096
Second Quarter	936.5114	830.0096	905.0875
Third Quarter	947.4770	729.8762	759.1187
Fourth Quarter	759.1187	685.4407	702.1380
2007
First Quarter	739.5484	583.2453	739.5484
Second Quarter	772.1448	700.5182	765.9957
Third Quarter	845.7232	728.5804	836.0778
Fourth Quarter	1,013.6750	809.3849	999.9536
2008
First Quarter	1,140.8240	923.2914	1,077.4320
Second Quarter	1,513.2930	1,075.1720	1,509.9640
Third Quarter	1,574.4010	945.2966	1,039.1281
Fourth Quarter	1,009.7990	369.7040	460.7850
2009
First Quarter	502.7862	353.5982	426.8229
Second Quarter	588.6757	418.7187	561.5999
Third Quarter	603.5893	487.0408	543.6245
Fourth Quarter	620.0170	529.9171	593.2141
2010
First Quarter	622.1772	524.3621	614.4398
Second Quarter	659.2701	509.4711	540.2888
Third Quarter	590.9226	514.8820	581.9815
Fourth Quarter	661.7601	572.1927	661.7601
2011
First Quarter (through January 21, 2011)	687.6960	651.3447	682.4502

Daily Official Settlement Prices of Brent Crude Index January 1, 2006 to January 21, 2011

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Coal (In U.S. dollars)	High	Low	Period End
2006
First Quarter	66.83	52.48	65.18
Second Quarter	65.18	58.85	60.68
Third Quarter	71.35	60.30	65.55
Fourth Quarter	68.75	63.20	68.05
2007
First Quarter	72.15	66.20	72.15
Second Quarter	81.58	70.30	78.00
Third Quarter	104.03	75.25	104.03
Fourth Quarter	129.68	102.00	127.05
2008
First Quarter	148.30	127.05	128.78
Second Quarter	217.38	125.00	217.38
Third Quarter	224.30	148.25	148.25
Fourth Quarter	151.30	72.40	82.35
2009
First Quarter	89.30	54.63	64.05
Second Quarter	71.48	60.00	65.80
Third Quarter	71.78	63.60	71.13
Fourth Quarter	83.75	70.43	83.75
2010
First Quarter	96.50	70.88	73.55
Second Quarter	98.35	75.25	94.43
Third Quarter	96.20	90.18	96.20
Fourth Quarter	131.75	96.25	131.45
2011
First Quarter (through January 21, 2011)	131.45	115.25	115.25

Daily Published Prices of Coal January 1, 2006 to January 21, 2011

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Corn (In U.S. cents)	High	Low	Period End
2006
First Quarter	236.00	205.00	236.00
Second Quarter	263.00	223.00	235.50
Third Quarter	264.25	219.00	262.50
Fourth Quarter	390.25	262.50	390.25
2007
First Quarter	434.50	354.50	374.50
Second Quarter	419.00	329.50	329.50
Third Quarter	386.75	310.00	373.00
Fourth Quarter	455.50	339.75	455.50
2008
First Quarter	567.25	455.50	567.25
Second Quarter	754.75	576.25	724.75
Third Quarter	748.75	487.50	487.50
Fourth Quarter	484.00	293.50	407.00
2009
First Quarter	427.50	343.50	404.75
Second Quarter	449.50	347.75	347.75
Third Quarter	359.00	300.50	344.00
Fourth Quarter	417.00	333.50	414.50
2010
First Quarter	423.00	345.00	345.00
Second Quarter	373.25	325.00	354.25
Third Quarter	521.75	360.00	495.75
Fourth Quarter	629.00	465.75	629.00
2011
First Quarter (through January 21, 2011)	659.50	595.00	657.25

Daily Official Settlement Prices of Corn January 1, 2006 to January 21, 2011

January 2011	Page 21

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Gold (In U.S. dollars)	High	Low	Period End
2006
First Quarter	584.00	513.00	582.00
Second Quarter	725.00	567.00	613.50
Third Quarter	663.25	573.60	599.25
Fourth Quarter	648.75	560.75	632.00
2007
First Quarter	685.75	608.40	661.75
Second Quarter	691.40	642.10	650.50
Third Quarter	743.00	648.75	743.00
Fourth Quarter	841.10	725.50	833.75
2008
First Quarter	1,011.25	833.75	933.50
Second Quarter	946.00	853.00	930.25
Third Quarter	986.00	740.75	884.50
Fourth Quarter	903.50	712.50	869.75
2009
First Quarter	989.00	810.00	916.50
Second Quarter	981.75	870.25	934.50
Third Quarter	1,018.50	908.50	995.75
Fourth Quarter	1,212.50	1,003.50	1,087.50
2010
First Quarter	1,153.00	1,058.00	1,115.50
Second Quarter	1,261.00	1,123.50	1,244.00
Third Quarter	1,307.50	1,157.00	1,307.00
Fourth Quarter	1,421.00	1,313.50	1,405.50
2011
First Quarter (through January 21, 2011)	1,405.50	1,343.50	1,343.50

Daily Afternoon Fixing Prices of Gold January 1, 2006 to January 21, 2011

January 2011	Page 22

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Soybeans (In U.S. cents)	High	Low	Period End
2006
First Quarter	621.00	562.00	571.50
Second Quarter	609.00	555.25	594.75
Third Quarter	608.50	527.25	547.50
Fourth Quarter	688.00	542.50	683.50
2007
First Quarter	783.75	653.50	761.25
Second Quarter	855.25	709.75	850.00
Third Quarter	1,009.00	799.25	991.25
Fourth Quarter	1,220.75	925.50	1,199.00
2008
First Quarter	1,544.50	1,189.50	1,197.25
Second Quarter	1,605.00	1,211.00	1,605.00
Third Quarter	1,658.00	1,045.00	1,045.00
Fourth Quarter	1,053.00	783.50	972.25
2009
First Quarter	1,037.50	848.50	952.00
Second Quarter	1,267.00	952.00	1,226.25
Third Quarter	1,258.50	913.50	927.00
Fourth Quarter	1,060.50	885.00	1,039.75
2010
First Quarter	1,052.25	908.00	941.00
Second Quarter	1,004.25	930.50	948.50
Third Quarter	1,128.50	953.50	1,106.75
Fourth Quarter	1,393.75	1,054.00	1,393.75
2011
First Quarter (through January 21, 2011)	1,414.25	1,350.50	1,412.25

Daily Official Settlement Prices of Soybeans January 1, 2006 to January 21, 2011

January 2011	Page 23

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Copper (In U.S. dollars)	High	Low	Period End
2006
First Quarter	5,527.50	4,537.00	5,527.50
Second Quarter	8,788.00	5,527.50	7,501.00
Third Quarter	8,233.00	7,230.00	7,601.00
Fourth Quarter	7,740.00	6,290.00	6,290.00
2007
First Quarter	6,940.00	5,225.50	6,940.00
Second Quarter	8,225.00	6,916.00	7,650.00
Third Quarter	8,210.00	6,960.00	8,165.00
Fourth Quarter	8,301.00	6,272.50	6,676.50
2008
First Quarter	8,881.00	6,666.00	8,520.00
Second Quarter	8,884.50	7,921.00	8,775.50
Third Quarter	8,985.00	6,419.00	6,419.00
Fourth Quarter	6,379.00	2,770.00	2,902.00
2009
First Quarter	4,078.00	2,902.00	4,035.00
Second Quarter	5,266.00	3,963.50	5,108.00
Third Quarter	6,490.50	4,821.00	6,136.00
Fourth Quarter	7,346.00	5,856.00	7,346.00
2010
First Quarter	7,830.00	6,242.00	7,830.00
Second Quarter	7,950.50	6,091.00	6,515.00
Third Quarter	8,053.50	6,354.00	8,053.50
Fourth Quarter	9,739.50	8,085.50	9,739.50
2011
First Quarter (through January 21, 2011)	9,788.00	9,384.00	9,485.00

Daily Official Cash Offer Prices of Copper January 1, 2006 to January 21, 2011

January 2011	Page 24

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Nickel (In U.S. dollars)	High	Low	Period End
2006
First Quarter	15,340.00	13,380.00	15,340.00
Second Quarter	23,100.00	15,340.00	22,275.00
Third Quarter	34,750.00	22,275.00	31,500.00
Fourth Quarter	35,455.00	29,995.00	34,205.00
2007
First Quarter	50,345.00	32,900.00	45,500.00
Second Quarter	54,200.00	35,850.00	35,850.00
Third Quarter	36,950.00	25,055.00	31,050.00
Fourth Quarter	33,655.00	25,510.00	25,805.00
2008
First Quarter	33,300.00	25,805.00	29,805.00
Second Quarter	30,025.00	21,530.00	21,675.00
Third Quarter	21,880.00	15,755.00	15,755.00
Fourth Quarter	16,000.00	8,810.00	10,810.00
2009
First Quarter	13,420.00	9,405.00	9,405.00
Second Quarter	16,010.00	9,555.00	16,010.00
Third Quarter	21,070.00	14,360.00	17,335.00
Fourth Quarter	19,495.00	15,810.00	18,480.00
2010
First Quarter	24,950.00	17,035.00	24,950.00
Second Quarter	27,600.00	17,955.00	19,430.00
Third Quarter	23,425.00	18,735.00	23,390.00
Fourth Quarter	24,960.00	21,290.00	24,960.00
2011
First Quarter (through January 21, 2011)	26.360.00	24,050.00	25,900.00

Daily Official Cash Offer Prices of Nickel January 1, 2006 to January 21, 2011

January 2011	Page 25

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Cotton (In U.S. cents)	High	Low	Period End
2006
First Quarter	57.43	52.22	52.65
Second Quarter	53.97	46.12	49.75
Third Quarter	55.23	47.50	49.30
Fourth Quarter	56.96	46.80	56.19
2007
First Quarter	56.19	51.76	53.57
Second Quarter	58.50	46.25	58.50
Third Quarter	66.49	55.15	62.05
Fourth Quarter	68.01	58.10	68.01
2008
First Quarter	89.00	66.83	69.34
Second Quarter	75.23	64.21	71.40
Third Quarter	71.68	55.06	55.50
Fourth Quarter	56.69	39.14	49.02
2009
First Quarter	52.07	40.01	46.47
Second Quarter	60.54	46.15	53.30
Third Quarter	63.18	54.71	61.34
Fourth Quarter	76.25	59.26	75.60
2010
First Quarter	83.44	66.62	80.55
Second Quarter	84.72	77.06	82.60
Third Quarter	108.14	77.16	104.18
Fourth Quarter	159.12	99.78	144.81
2011
First Quarter (through January 21, 2011)	156.94	140.60	156.94

Daily Official Settlement Prices of Cotton January 1, 2006 to January 21, 2011

January 2011	Page 26

Commodity-Linked Partial Principal at Risk Securities due January 28, 2014
Based on the Performance of a Basket Consisting of Seven Commodities and One Commodity Index

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated December 23, 2008

Prospectus dated December 23, 2008

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

January 2011	Page 27